UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2011

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number  001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 22, 2011, CoBiz Financial Inc. (“CoBiz” or the “Company”) announced that it has received preliminary approval from the U.S. Department of the Treasury (“Treasury”) to receive an investment of up to $57.4 million under the Small Business Lending Fund (“SBLF”).  The SBLF is a voluntary program intended to encourage small business lending by providing capital to qualified community banks at favorable rates.  The investment by Treasury would be in the form of preferred stock of the Company.

CoBiz intends to use the proceeds from the SBLF investment, together with other available funds, to redeem in full the outstanding $64.5 million of preferred stock issued to the Treasury under the TARP Capital Purchase Program.

The SBLF preliminary approval is not a binding obligation of the Treasury.  A binding obligation and final approval of the Company’s application for the SBLF funds will not arise until a Securities Purchase Agreement is executed by the Treasury and CoBiz.  The execution of the Securities Purchase Agreement and the transfer of the funds by the Treasury are expected to occur within approximately 30 days and are subject to, in the Treasury’s sole discretion, due diligence and satisfaction of the closing conditions set forth in the Stock Purchase Agreement, including the absence of any material adverse changes in the Company’s business, results of operations or condition (financial or otherwise).

The preferred stock offered will not be and has not been registered under the federal securities laws or applicable state securities laws and may not be offered or sold in the United States absent registration thereunder or applicable exemptions from such registration requirements.  The Company intends to offer and sell the preferred stock pursuant to such exemptions.

This notice is being filed pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended, and is neither an offer to sell, nor a solicitation of an offer to buy, any of the securities described in this notice, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The information in this report shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.

(Registrant)

/s/	Lyne B. Andrich
Lyne B. Andrich

Executive Vice President and Chief Financial Officer
Date: August 22, 2011